Exhibit 10.7

ENTRADE INC.

2003 DISINTERESTED DIRECTORS STOCK OPTION PLAN

There is hereby established a 2003 Disinterested Directors Stock Option Plan (the “Plan”). The Plan provides for the grant to certain directors of Entrade Inc. (the “Company”) of options (“Options”) to purchase shares of common stock of the Company (“Common Stock”).

1. Purpose: The purpose of the Plan is to provide incentive to directors of the Company who are not employees or officers to receive options or awards which will disqualify them from serving as disinterested persons (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934) in the administration of the Company’s stock option plans.

2. The Stock: The aggregate number of shares of Common Stock which may be subject to Options shall not exceed 400,000. Such shares may be either authorized and unissued shares, or treasury shares. If any Options granted under the Plan shall expire, terminate or be cancelled for any reason without having been exercised in full, the corresponding number of unpurchased shares shall again be available for the purposes of the Plan.

3. Type of Options: Options granted under the Plan shall be in the form of non-statutory options.

4. Eligibility: The Company will grant to each director who participates in this Plan an Option to purchase a maximum of 50,000 shares of Common Stock if such person was a director as of the effective date of the Plan. Any subsequent grants of Options hereunder, whether to persons receiving Options pursuant to the foregoing sentence or to persons who become directors after the effective date of the Plan, shall be made in the discretion of the administrators of the Plan.

5. General Terms of Options:

Option Price: The price or prices per share of Common Stock to be sold pursuant to an Option (the “Exercise Price”) shall be the fair market value (as hereinafter defined) on the date of grant.

Period of Option Vesting: All Options shall vest immediately, provided that Optionee must retain ownership of shares acquired upon exercise of an Option until a period of six (6) months has elapsed from the date of the grant of the Option.

Effect of termination of Director Status: Each Optionee must exercise his or her Option within ten (10) days after Optionee ceases to be a director of the Company, unless such termination is the result of permanent disability or upon retirement after having attained age of 65, in which event such exercise shall be valid if made within one (1) year after such termination.

However, if the Optionee should die while a director, the Option shall be exercisable only by the estate of the Optionee or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death of the Optionee, and only within the one (1) year period next succeeding the death of the Optionee.

6. Payment for Shares of Common Stock: Upon exercise of an Option, the Optionee shall make full payment of the Option Price: (i) in cash, (ii) with Common Stock of the Company valued at fair market value on the date of exercise, but only if held by the Optionee for a period of time sufficient to prevent a pyramid exercise that would create a charge to the Company’s earnings, (iii) by delivering a properly executed exercise notice together with irrevocable instructions to a broker to sell shares acquired upon exercise of the Option and promptly to deliver to the Company a portion of the proceeds thereof equal to the Exercise price, or (iv) any combination of any of the foregoing.

7. Option Exercises: Options shall by submitting to the Company a signed copy of notice of exercise in a form to be supplied by the Company. The exercise of an Option shall be effective on the date on which the Company receives such notice at its principal corporate offices. The Company may cancel such exercise in the event that payment is not effected in full, subject to the terms stated above.

8. Non-Transferability of Option: No Option shall be transferable by the Optionee or otherwise than by will or by the laws of descent and distribution. During the Optionee’s lifetime, such Option shall be exercisable only by such Optionee. Upon an Optionee’s death, the Option theretofore granted to the Optionee, to the extent then otherwise exercisable, shall be exercisable only by the estate of the Optionee or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death of the Optionee.

9. Period of Grant of Options: No Option shall be granted under the Plan after January 14, 2013.

10. Effect of Change in Common Stock: In the event of a reorganization, recapitalization, liquidation, stock split, stock conveyance, lease or other transfer by the Company of allor substantially all of its property, or any change in the corporate structure or shares of common stock of the Company, pursuant to which any of events the then outstanding shares of the common stock are split up or combined or changed into, become exchangeable at the holder’s election for, or entitle the holder thereof to other shares of common stock, or in the case of any other transaction described in Section 424(a) of the Internal Revenue Code, the number and kind of shares of Common Stock available under the Plan and any outstanding Option (including substitution of shares of common stock of another corporation) and the price of any Option and the fair market value determined under this Plan shall be appropriately adjusted.

11. Optionees not Shareholders: An Optionee or a legal representative thereof shall have none of the rights of a stockholder with respect to shares of Common Stock subject to Options until such shares shall be issued or transferred upon exercise of the Option.

12. Option Agreement: The Company shall effect the grant of of options under the Plan by execution of an instrument consistent with the terms and conditions set forth in this Plan. The execution of such instrument shall be a pre-condition to participation in the Plan.

13. Certain Definitions:

“fair market value”: As used in the Plan, the term “fair market value” shall mean as of any date:

if the Common Stock is not traded on any over-the-counter market or on a national securities exchange, the value determined by the Committee using the best available facts and circumstances,

if the Common Stock is traded in the over-the-counter market, based on most recent closing prices for the Common Stock on the date the calculation thereof shall be made, or if the Common Stock is listed on a national securities exchange, based on the most recent closing prices for the Common Stock of the Company on such exchange.

“Subsidiary and Parent”: As used in the Plan, the term “subsidiary” and “parent” shall have the respective meanings set forth in the Sections 424(f) and (e) of the Internal Revenue Code.

Agreements and Representations of Optionees: As a condition to the exercise of an Option, unless counsel to the Company opines that it is not necessary under the Securities Act of 1933, as amended, and the pertinent rules thereunder, as the same are then in effect, the Optionee shall represent in writing that the shares of Common Stock being purchased are are being purchased only for investment and without any present intent at the time of the acquisition of such shares of Common Stock to sell or otherwise dispose of the same.

14. Administration of the Plan:

Composition of the Committee. The Plan shall be administered by a committee (the “Committee”), which shall be appointed by, and serve at the pleasure of, the Company’s Board of Directors (the “Board”). From time to time the Board may increase or decrease the size of the Committee, appoint additional members thereof, remove members (with or without cause), appoint new members in substitution therefore, fill vacancies or remove all members of the Committee and thereafter directly administer the Plan. The initial members of the Committee shall be the Members of the Company’s Compensation Committee, provided that, in the absence of such a Committee, the Board may as a whole administer the Plan or any officer of the Company may be designated by the Board to administer the Plan.

Authority of the Committee. The Committee, or anyone properly acting in its stead, shall have full and final authority, in its sole discretion, to interpret the provisions of the Plan and to decide all questions of fact arising in its application; to determine the directors to whom Options shall be granted and the amount, size, exercise price, vesting and other terms of each such grant (except for the grants set forth in the paragraph entitled “Eligibility”, which shall be made upon approval of the Plan); to determine the time when Options shall be granted; and to make all other determinations necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees and all other holders of Options granted under the Plan.

Authority of the Board. Notwithstanding anything to the contrary set forth in the Plan, all authority granted hereunder to the Committee may be exercised at any time and from time to time by the Board at its election. All decisions, determinations and interpretations of the Board shall be final and binding on all optionees and all other holders of Options granted under the Plan.

Amendment and Discontinuance of the Plan:The Board of Directors of the Company may at any time alter, suspend or terminate the Plan, but no change shall be made which will have a material adverse effect upon any Option previously granted, unless the consent of the Optionee is obtained; provided, however, that Plan provisions referred to in Rule 16b-3(c)(2)(ii)(A) under the Securities Exchange Act of 1934 may in no event be amended more than once every six (6) months, other than to comport with changes in the Internal Revenue Code, the Employee retirement Security Act, or the rules thereunder.

15. Other Conditions: If at any time counsel to the Company shall be of the opinion that any sale or delivery of shares of Common Stock pursuant to an Option granted under the Plan is or may in the circumstances be unlawful under the statutes, rules or regulations of any applicable jurisdiction, the Company shall have no obligation to make such sale or delivery, and the Company shall not be required to make any application or to effect or to maintain any qualification or registration under the Securities Act of 1933 or otherwise with respect to shares of Common Stock or Options under the Plan, and the right to exercise any such Option may be suspended until, in the opinion of said counsel, such sale or delivery shall be lawful.

At any time of any grant or any exercise of any Option, the Company may, it shall deem it necessary or desirable for any reason connected with any law or regulation of any governmental authority relative to the regulation of securities, condition the grant and/or exercise of such Option upon the Optionee making certain representations to the Company and the satisfaction of the Company with the correctness of such representations.

16. Approval, Effective date; Governing Law: This Plan was adopted by the Compensation Committee of the Board of Directors on January 15, 2003. This Plan shall be interpreted in accordance with the internal laws of the State of Pennsylvania.